Exhibit 10.29

SECURITIES ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT (this “Agreement”) made as of the 26th day of September, 2024, by and among Foxx Development Holdings Inc. (the “Company”) whose address is 15375 Barranca Parkway C106, Irvine, CA 92618, Royal Palms Professional Building 9053 Estate Thomas, STE.101, St. Thomas, U.S.Virgin Islands, 0802 (the “Shareholder Representative”) whose address is 15375 Barranca Parkway C106, Irvine, CA 92618 and VStock Transfer, LLC (the “Escrow Agent”) whose address is 18 Lafayette Place, Woodmere, NY 11598.

WITNESSETH:

WHEREAS, the Company is a party to a certain Business Combination Agreement, dated as of February 18, 2024 (as amended, the “Business Combination Agreement”), by and among the Company (previously known as Acri Capital Merger Sub I Inc), Acri Capital Acquisition Corporation (“SPAC”), Acri Capital Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), and Foxx Development Inc., a Delaware corporation (“Foxx”), pursuant to which, subject to the terms and conditions thereof, (i) SPAC will merge with and into the Company (the “Reincorporation Merger”), and (ii) Foxx will merge with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Acquisition Merger”, together with the Reincorporation Merger and other transactions contemplated in the Business Combination Agreement, the “Business Combination”).

WHEREAS, pursuant to the Business Combination Agreement, the Company has agreed to issue an aggregate of 5,000,000 shares (the “Consideration Shares”) of the Company’s common stock, par value $0.0001 to the shareholders (the “Foxx Shareholders”) of Foxx immediately prior to the for the benefit of the Shareholders immediately prior to the effective time of the Acquisition Merger (the “Effective Time”);

WHEREAS, pursuant to the Business Combination Agreement, at the Effective Time, the Company shall cause the Foxx Shareholders to deposit with the Escrow Agent, 500,000 shares of the Consideration Shares (the “Escrow Shares”) on a pro rata basis based on the number of common stock of Foxx they hold as of immediately prior to the Effective Time in a segregated escrow account (the “Escrow Account”), by book entry;

WHEREAS, the Shareholder Representative is duly appointed by the Foxx Shareholders for the purpose of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Designation of Escrow Agent. The Company and the Shareholder Representative, in consideration for the Escrow Agent’s agreement to perform the duties of an escrow agent (a nondiscretionary agent) under this Agreement, hereby designate the Escrow Agent as an escrow agent and Escrow Agent hereby agrees to act as escrow agent as herein established. The Escrow Agent, as escrow agent but not as trustee or fiduciary in any respect, shall take, hold and distribute the Escrow Shares in accordance with the terms of this Agreement and shall hold the Escrow Shares as escrow agent. However, the Escrow Agent shall not be liable for any act, omission or determination made in connection with this Agreement except for its intentional misconduct. Without limiting the generality of the foregoing, the Escrow Agent shall not be liable for any losses arising from its compliance with written or oral directions and shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons and the Escrow Agent shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

2. Escrow Shares. The Escrow Agent is responsible for safekeeping the Escrow Shares which are delivered into its possession by the Company or its agent. The Escrow Agent will not be responsible for the computation and collection of any interest, dividends, or other proceeds or certificates due or issuable upon a reorganization of the Company with respect to the Escrow Shares. Without limiting the foregoing, the Company and the Shareholder hereby acknowledge that the Escrow Agent will act solely as escrow agent and is not under any duty to supervise the marketability of the Escrow Shares or to advise or make recommendations with respect to such.

3. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

3.1 In accordance with the instructions of the Company, the Escrow Agent shall deliver to the Shareholder Representative, from the Escrow Shares being held, a certificate representing such number of shares of the Company’s common stock and the balance shall be cancelled and returned to the treasury of the Company.

3.2 The Escrow Agent shall not be responsible for the performance by the Company or the Shareholder of any of their respective obligations pursuant to any agreement between such the Company and the Shareholder.

3.3 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Shares which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Shares, or a portion thereof, pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

3.4 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

3.5 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Shares or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Shares or any part thereof.

3.6 Without limiting the generality of the foregoing, the Escrow Agent shall not be under any obligation to defend any legal action or engage in any legal proceeding with respect to the Escrow Shares.

4. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Company and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Company and the Shareholder specifying a date when such resignation shall take effect and upon delivery of the Escrow Shares to the successor escrow agent designated by the Company and the Shareholder in writing. Such successor escrow agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the Escrow Shares. The Company and the Shareholder shall have the right at any time to jointly remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Escrow Shares as set forth in this Section 4, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow agent relationship contemplated by this Agreement. Without limiting the provisions of Section 4 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company for any expenses incurred in connection with its resignation, transfer of the Escrow Shares to a successor Escrow Agent.

5. Representations and Warranties. The Company and the Shareholder hereby represent and warrant to the Escrow Agent that:

5.1 No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Shares or any part thereof.

5.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares or any part thereof.

6. Fees and Expenses. The Escrow Agent shall be entitled to payment of an initial set-up fee of Two Thousand Five Hundred ($2,500.00) Dollars and an additional One Hundred Ninety Nine ($199.00) Dollars per month and applicable processing fees in connection with delivery and or cancellation of the Escrow Shares in accordance with this Agreement. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

7. Indemnification and Contribution.

7.1 The Company (the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

7.2 If the indemnification provided for in Section 7.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

7.3 The provisions of this Article 7 shall survive any termination of this Agreement, whether by disbursement of the Escrow Shares, resignation of the Escrow Agent or otherwise.

8. Termination of Agreement. This Agreement shall terminate on the final disposition of the Escrow Shares pursuant, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 7 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

9. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Shares shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

10. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed to the addresses set forth above.

11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

12. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

VSTOCK TRANSFER, LLC

By:	/s/ Jenny Chen
	Name:	Jenny Chen
	Title:	Compliance Officer

Foxx Development Holdings Inc.

By:	/s/ Gregory Foley
	Name:	Gregory Foley
	Title:	Chief Executive Officer

Chunni Ren

By:	/s/ Chunni Ren
	Name:	Chunni Ren

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